UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 30, 2016

GULFMARK OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33607	76-0526032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 West Sam Houston Parkway North, Suite 400, Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:(713) 963-9522

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 23, 2016, GulfMark Offshore, Inc. (the “Company”) launched a cash tender offer (the “Tender Offer”) for up to $300,000,000 aggregate principal amount of the Company’s existing 6.375% Senior Notes due 2022 (the “Notes”). On December 30, 2016, the Company announced that it has terminated the Tender Offer.

As a result of the termination, none of the Notes that have been tendered in the Tender Offer will be accepted for purchase and no consideration will be paid or become payable to holders of Notes who have tendered their Notes in the Tender Offer. All Notes previously tendered and not withdrawn will be promptly returned or credited back to their respective holders.

On December 30, 2016, the Company issued a press release announcing the termination of the Tender Offer. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description
99.1	Press Release of GulfMark Offshore, Inc. dated December 30, 2016.

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SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GulfMark Offshore, Inc.

Date: December 30, 2016
	By:	/s/ James M. Mitchell
	Name:	James M. Mitchell
	Title:	Executive Vice President & Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of GulfMark Offshore, Inc. dated December 30, 2016.

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